Exhibit 99.1

Contact
Black Box Corporation
Gary Doyle
Vice President of Corporate Communications and Investor Relations
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FIRST QUARTER OF FISCAL 2014 RESULTS
- Generates $21 million in cash flow from operations on a 16% increase in net income -
PITTSBURGH, PENNSYLVANIA, July 30, 2013 - Black Box Corporation (NASDAQ:BBOX), a leading communications system integrator dedicated to designing, sourcing, implementing and maintaining today's complex communications solutions, today reported results for the first quarter of Fiscal 2014.
1Q14 Results

•	Revenues were $246.9 million, consistent with $247.8 million for the same period last year and up 4% from $237.7 million in the sequential period.

•	Net income was $6.9 million, up 16% from $5.9 million for the same period last year and down 4% from $7.2 million in the sequential period.

•	Diluted EPS was $0.43, up 25% from $0.34 for the same period last year and down 4% from $0.44 in the sequential period.

•	Operating net income* was $8.7 million, down 10% from $9.7 million for the same period last year and down 20% from $10.9 million in the sequential period.

•	Operating EPS* was $0.54, down 4% from $0.56 for the same period last year and down 19% from $0.67 in the sequential period.

•	Cash flow from operations was $20.5 million, up 710% from cash flow used by operations of $3.4 million for the same period last year and up 29% from $16.0 million in the sequential period.

•	We returned $8.1 million to our shareholders by repurchasing $6.8 million of common stock and paying $1.3 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
Commenting on the first quarter of Fiscal 2014 results, Michael McAndrew, President and Chief Executive Officer, said, "I am pleased with our solid financial results in the first quarter.  In particular, execution of our business model continues to generate positive cash flow from operations which enabled us to repurchase stock, pay dividends and reduce our net debt position.  The strong balance sheet that we have built is an important foundation for our future growth."
"In addition, I am encouraged by our progress on the organizational changes and growth programs that we initiated over the last six months.  I expect financial impact from these initiatives in the second half of this fiscal year."

Exhibit 99.1

Guidance
For the second quarter of Fiscal 2014, the Company is targeting:

•	Revenues in the range of $244 million to $249 million.

•	Operating earnings per share in the range of $0.60 to $0.65.
For Fiscal 2014, the Company is targeting:

•	Revenues in the range of $1.00 billion to $1.02 billion.

•	Operating earnings per share in the range of $2.70 to $2.90.
Included in these targets is an effective tax rate of 39.5%. These targets exclude intangibles amortization and the impact of changes in the fair market value of the Company's interest-rate swaps, and are before any new mergers and acquisition activity that has not been announced.
Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, July 30, 2013. Michael McAndrew, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-0107 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 297222. A live, listen-only audio webcast of the call will be available through a link on the Investor Relations page of the Company's Web site at http://www.blackbox.com. A webcast replay of the call will also be archived on Black Box's Web site for a limited period of time following the conference call.
About Black Box
Black Box is a leading communications system integrator dedicated to designing, sourcing, implementing and maintaining today's complex communications solutions. Black Box services more than 175,000 clients in approximately 150 countries with approximately 200 offices throughout the world. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs, successful marketing of the Company's product and services offerings, successful implementation of the Company's M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, successful implementation of our government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	June 29, 2013	March 31, 2013
Assets
Cash and cash equivalents	$31.6	$30.7
Accounts receivable, net	145.2	153.0
Inventories, net	54.3	55.5
Costs/estimated earnings in excess of billings on uncompleted contracts	97.1	101.5
Other assets	26.1	26.1
Total current assets	354.4	366.7
Property, plant and equipment, net	28.4	27.7
Goodwill, net	345.4	345.4
Intangibles, net	107.4	110.7
Other assets	25.0	27.5
Total assets	$860.5	$878.0
Liabilities
Accounts payable	$63.6	$66.2
Accrued compensation and benefits	22.1	25.2
Deferred revenue	34.4	33.9
Billings in excess of costs/estimated earnings on uncompleted contracts	15.8	13.4
Income taxes	5.5	6.7
Other liabilities	34.2	37.1
Total current liabilities	175.7	182.5
Long-term debt	178.3	187.6
Other liabilities	24.1	25.7
Total liabilities	$378.0	$395.8
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	488.4	486.1
Retained earnings	376.2	370.8
Accumulated other comprehensive income	0.7	1.5
Treasury stock, at cost	(382.8)	(376.1)
Total stockholders’ equity	$482.5	$482.2
Total liabilities and stockholders’ equity	$860.5	$878.0

Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	1Q14	4Q13	1Q13
Revenues
Products	$48.2	$45.2	$45.4
Services	198.7	192.5	202.5
Total	246.9	237.7	247.8
Cost of sales
Products	28.5	25.0	24.8
Services	141.4	133.9	143.7
Total	169.9	158.8	168.6
Gross profit	77.0	78.9	79.3
Selling, general & administrative expenses	61.3	62.8	64.0
Intangibles amortization	3.3	3.3	3.5
Operating income	12.5	12.7	11.9
Interest expense (income), net	0.9	1.1	1.9
Other expenses (income), net	0.1	(0.1)	0.4
Income before provision for income taxes	11.4	11.7	9.6
Provision for income taxes	4.5	4.4	3.6
Net income	$6.9	$7.2	$5.9
Earnings per common share
Basic	$0.43	$0.45	$0.34
Diluted	$0.43	$0.44	$0.34
Weighted-average common shares outstanding
Basic	16.1	16.2	17.3
Diluted	16.2	16.3	17.4
Dividends per share	$0.09	$0.08	$0.08

Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	1Q14	4Q13	1Q13
Operating Activities
Net income	$6.9	$7.2	$5.9
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Intangibles amortization and depreciation	4.7	4.7	4.8
Loss (gain) on sale of property	—	—	—
Deferred taxes	2.1	0.6	1.5
Stock compensation expense	2.4	1.3	2.9
Change in fair value of interest-rate swaps	(0.5)	(0.3)	0.6
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	7.5	4.7	7.8
Inventories, net	1.0	0.5	(0.1)
Costs/estimated earnings in excess of billings on uncompleted contracts	4.3	8.8	(14.1)
All other assets	(0.1)	(3.9)	(0.9)
Billings in excess of costs/estimated earnings on uncompleted contracts	2.4	(4.8)	2.3
All other liabilities	(10.3)	(3.0)	(14.2)
Net cash provided by (used for) operating activities	$20.5	$16.0	$(3.4)
Investing Activities
Capital expenditures	$(2.0)	$(2.2)	$(1.8)
Capital disposals	—	0.2	—
Acquisition of businesses (payments)/recoveries	—	—	—
Prior merger-related (payments)/recoveries	—	—	(1.4)
Net cash provided by (used for) investing activities	$(2.0)	$(2.1)	$(3.2)
Financing Activities
Proceeds (repayments) from long-term debt	$(9.4)	$(4.2)	$21.1
Proceeds (repayments) from short-term debt	(0.1)	(1.4)	—
Purchase of treasury stock	(6.8)	(4.2)	(17.2)
Payment of dividends	(1.3)	(1.3)	(1.2)
Increase (decrease) in cash overdrafts	—	(0.7)	1.5
Net cash provided by (used for) financing activities	$(17.6)	$(11.8)	$4.1
Foreign currency exchange impact on cash	$(0.1)	$(0.9)	$(0.2)
Increase/(decrease) in cash and cash equivalents	$0.9	$1.3	$(2.6)
Cash and cash equivalents at beginning of period	30.7	29.5	22.4
Cash and cash equivalents at end of period	$31.6	$30.7	$19.8

Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), same-office revenues, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measure.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measurements, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income plus provision for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps and the joint venture investment loss, each of which are non-cash charges, and restructuring, which is a cash charge.
A reconciliation of Net income to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	1Q14	4Q13	1Q13
Net income	$6.9	$7.2	$5.9
Provision for income taxes	4.5	4.4	3.6
Income before provision for income taxes	$11.4	$11.7	$9.6

Adjustments
Intangible amortization	$3.3	$3.3	$3.5
Change in fair value of interest-rate swaps	(0.5)	(0.3)	0.6
Restructuring expense	0.1	3.0	2.0
Total pre-tax adjustments	$2.9	$6.0	$6.1

Operating EBIT	$14.4	$17.7	$15.7
Operational effective tax rate	39.5%	38.0%	38.0%
Operational income taxes *	$5.7	$6.7	$5.9
Operating net income	$8.7	$10.9	$9.7
* The effective tax rate utilized to determine operational income taxes was the Company's operational effective tax rate that excludes discreet tax items.
A reconciliation of diluted EPS to operating EPS is presented below:

	1Q14	4Q13	1Q13
Diluted EPS	$0.43	$0.44	$0.34
EPS impact *	0.11	0.23	0.22
Operating EPS	$0.54	$0.67	$0.56
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.

Exhibit 99.1

Segment Information
In connection with a new management team and a renewed business strategy, the Company has realigned its organizational structure which resulted in new operating segments (North America Products, North America Services, International Products and International Services) for the purpose of making operational decisions and assessing financial performance which was effective, on a prospective basis, beginning on April 1, 2013. The Company has restated prior period information to conform to the current year's presentation. Management believes that adjusted operating income, defined by the Company as Operating income plus adjustments, provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization and restructuring expense.
A reconciliation of Operating income to adjusted operating income (by segment) is presented below:

	1Q14		4Q13		1Q13
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$21.0		$20.4		$21.2
International Products	$27.2		$24.8		$24.1
Total Products	$48.2		$45.2		$45.4
North America Services	$189.7		$184.1		$194.0
International Services	$9.0		$8.4		$8.5
Total Services	$198.7		$192.5		$202.5
Total	$246.9		$237.7		$247.8
Gross profit
North America Products	$8.9	42.4%	$8.9	43.6%	$9.7	45.6%
International Products	$10.8	39.8%	$11.3	45.7%	$10.8	45.0%
Total Products	$19.7	40.9%	$20.2	44.7%	$20.5	45.3%
North America Services	$55.2	29.1%	$56.6	30.7%	$56.6	29.2%
International Services	$2.1	23.6%	$2.0	24.3%	$2.1	25.3%
Total Services	$57.3	28.8%	$58.6	30.5%	$58.7	29.0%
Total	$77.0	31.2%	$78.9	33.2%	$79.3	32.0%
Operating income
North America Products	$1.1	5.2%	$1.8	8.8%	$1.8	8.6%
International Products	$1.6	6.1%	$1.5	6.1%	$1.9	8.0%
Total Products	$2.8	5.7%	$3.3	7.3%	$3.8	8.3%
North America Services	$9.4	5.0%	$9.4	5.1%	$7.7	4.0%
International Services	$0.3	3.1%	$0.1	0.8%	$0.4	4.4%
Total Services	$9.7	4.9%	$9.4	4.9%	$8.1	4.0%
Total	$12.5	5.0%	$12.7	5.3%	$11.9	4.8%
Adjustments
North America Products	$—		$0.2		$0.4
International Products	$—		$1.1		$—
Total Products	$—		$1.4		$0.4
North America Services	$3.4		$4.9		$5.0
International Services	$—		$0.1		$0.1
Total Services	$3.4		$4.9		$5.1
Total	$3.4		$6.3		$5.4
Adjusted operating income
North America Products	$1.1	5.3%	$2.0	10.0%	$2.2	10.4%
International Products	$1.7	6.1%	$2.6	10.5%	$1.9	8.1%
Total Products	$2.8	5.8%	$4.6	10.3%	$4.1	9.1%
North America Services	$12.8	6.8%	$14.2	7.7%	$12.7	6.6%
International Services	$0.3	3.3%	$0.1	1.7%	$0.4	5.3%
Total Services	$13.1	6.6%	$14.4	7.5%	$13.2	6.5%
Total	$15.9	6.4%	$19.0	8.0%	$17.3	7.0%

Exhibit 99.1

Same-office revenue comparisons
Management is presented with and reviews revenues on a same-office basis which excludes the effects of revenues from acquisitions and foreign currency and enables an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues on a same-office basis compared to the same period last year is presented below:

In millions and may not foot due to rounding	1Q14	1Q13	% Change
Revenues (as reported)	$246.9	$247.8	—%
Less revenue from offices added since 4/1/12 (1Q13)	—	—
Same-office revenues	$246.9	$247.8	—%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.1	—
Foreign currency impact - International Products	0.4	—
Foreign currency impact - International Services	—	—
Same-office revenues (excluding foreign currency impact)	$247.4	$247.8	—%
Information on quarterly revenues on a same-office basis compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	1Q14	4Q13	% Change
Revenues (as reported)	$246.9	$237.7	4%
Less revenue from offices added since 12/30/12 (4Q13)	—	—
Same-office revenues	$246.9	$237.7	4%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.1	—
Foreign currency impact - International Products	0.7	—
Foreign currency impact - International Services	0.1	—
Same-office revenues (excluding foreign currency impact)	$247.8	$237.7	4%
EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as Net income plus provision for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Adjusted EBITDA, defined as EBITDA plus stock compensation expense, may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income to EBITDA and Adjusted EBITDA is presented below:

In millions and may not foot due to rounding	1Q14	4Q13	1Q13
Net income	$6.9	$7.2	$5.9
Provision for income taxes	4.5	4.4	3.6
Interest expense (income), net	0.9	1.1	1.9
Intangibles amortization and depreciation	4.7	4.7	4.8
EBITDA	$17.0	$17.5	$16.3
Stock compensation expense	2.4	1.3	2.9
Adjusted EBITDA	$19.5	$18.8	$19.2

Exhibit 99.1

Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus Proceeds from stock option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	1Q14	4Q13	1Q13
Net cash provided by (used for) operating activities	$20.5	$16.0	$(3.4)
Net capital expenditures	(2.0)	(2.1)	(1.8)
Foreign currency exchange impact on cash	(0.1)	(0.9)	(0.2)
Free cash flow before stock option exercises	$18.5	$13.0	$(5.3)
Proceeds from the exercise of stock options	—	—	—
Free cash flow	$18.5	$13.0	$(5.3)
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	1Q14	4Q13	1Q13
Days sales outstanding	51 days	54 days	52 days
Aggregate days sales outstanding	80 days	90 days	85 days
Net inventory turns	9.2x	8.5x	8.7x
Six-month order backlog	$184.6	$201.4	$191.6
Team members	4,044	3,900	4,153
Net debt	$146.8	$157.0	$181.2
Leverage ratio	2.2	2.3	2.0